As filed with the Securities and Exchange Commission on August 24, 1998.

                                                             File No.

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-8
                      REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                       SYNCOR INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                  85-0229124
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                               6464 Canoga Avenue
                     Woodland Hills, California 91367-2407
                    (Address of principal executive offices)

                        SYNCOR INTERNATIONAL CORPORATION
                    1998 SENIOR MANAGEMENT STOCK PURCHASE PLAN
                              (Full Title of Plan)

                            Haig S. Bagerdjian, Esq.
                               6464 Canoga Avenue
                     Woodland Hills, California 91367-2407
                                (818) 737-4549
             (Name, address and telephone number of agent for service)

                   Approximate Date of Proposed Sale to Employees:
   As soon as practicable after effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE

Title of       Amount to        Proposed max.    Proposed Max.  Amount of
Securities     be registered    offering price   aggregate      registration
to be                           per share (2)    offering       fee
registered                                       price

Common Stock   1,000,000        $16.625          $16,625,000    $5,038
par value
$.05 per
share

(1) The shares registered hereby were authorized for issuance under the Plan during the annual stockholders' meeting on June 16, 1998.

(2) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on the average of the high and low price per share of the Company's common stock on August 17, 1998 as reported in the NASDAQ National Market.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                     SYNCOR INTERNATIONAL CORPORATION

          This Prospectus relates to 1,000,000 shares (the "Shares") of Common Stock, par value $.05 per share ("Common Stock"), of Syncor International Corporation (the "Company") which were purchased by the Selling Stockholders named in the section entitled "Selling Stockholders" below, or which are available for purchase from the Company, through the 1998 Senior Management Stock Purchase Plan (the "Plan"). Of the 1,000,000 Shares, 521,000 Shares were purchased by the Selling Stockholders, and 479,000 Shares remain available for purchase from the Company.

          The Selling Stockholders are all directors, officers, and/or key employees of the Company. Each Selling Stockholder purchased the Shares from the Company with a five-year promissory note made payable to the Company. Each Selling Stockholder also pledged the Shares to the Company as security for the payment of his or her promissory note. The rights and obligations of each Selling Stockholder are further described in the Plan.

          In the event a Selling Stockholder sells any of his or her Shares, the Selling Stockholder will be required to pay down his or her promissory note using the proceeds from the sale, such that the Selling Stockholder's remaining obligations under the promissory note after taking into account such payment will not exceed the fair market value of the Selling Stockholder's remaining Shares pledged to the Company.

          The Company will bear the costs relating to the registration of the Shares, estimated to be $7,500.

          The Common Stock is traded on the NASDAQ National Market (Symbol:
SCOR). The reported closing price per share of Common Stock on August 17, 1998 was $16.625. Prospective investors should obtain the most recent price quotations before purchasing any Common Stock.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
          OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is August 24, 1998.
                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at
7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth St., N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Common Stock is traded as "National Market Securities" on the NASDAQ National Market.
Materials filed by the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The Company's Proxy Statement for the Annual Meeting of the Stockholders on June 16, 1998.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     5. The description of the Company's common stock as set forth in the Registration Statement for such stock filed under Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 and prior to the termination of the offering of the Shares offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof.

          The Company hereby undertakes to provide without charge to each person whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests should be directed to Investor Relations Department, Syncor International Corporation, 6464 Canoga Avenue, Woodlands Hills, CA 91367, telephone number 818-737-4000.

          No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information and representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state to any person to whom it is unlawful to make such offer in such state. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

          This Prospectus constitutes a part of the Registration Statement which the Company has filed with the Commission under the 1933 Act, with respect to the Shares. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related Exhibits thereto for further information with respect to the Company and the Shares offered hereby. Such additional information can be obtained from the Commission's office in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                  THE COMPANY

          The Company is primarily a pharmacy services company engaged in compounding, dispensing and distributing radiopharmaceutical products and services to hospitals and clinics through its network of 119 nuclear pharmacy service centers in the United States and thirteen nuclear pharmacy service centers outside of the United States. The Company's pharmacies process radiopharmaceutical prescriptions in convenient packaging for the customer, called "unit dose". The unit dose is then applied to a specific patient for diagnostic imaging of physiological functions and organ systems and for monitoring and treatment of diseases. The Company also markets and distributes imaging cold kits, isotopes, medical reference sources, and nuclear and pharmacy equipment and accessories. The Company estimates that its pharmacies serve approximately 7,000 hospitals and clinics in 40 states throughout the United States.

          In addition to its radiopharmacy business, the Company owns, operates and/or manages medical imaging centers that provide one or more outpatient diagnostic imaging services, including magnetic resonance imaging or MRI, computerized tomography or CT, nuclear imaging, X-ray, ultrasound, mammography and fluoroscopy.

          The Company, through its subsidiary, Syncor Pharmaceuticals, Inc., also manufactures Iodine-123 capsules in its manufacturing facility in Golden, Colorado. An Iodine-123 capsule is a radiopharmaceutical diagnostic product used for thyroid disorders.

          The Company is a Delaware corporation and its principal executive offices are located at 6464 Canoga Avenue, Woodland Hills, CA 91367-2407. Its telephone number is 818-737-4000.

                              USE OF PROCEEDS

          In the event a Selling Stockholder sells any of his or her Shares, the Selling Stockholder will be required to pay down his or her promissory note using the proceeds from the sale, such that the Selling Stockholder's remaining obligations under the promissory note after taking into account such payment will not exceed the fair market value of the Selling Stockholder's remaining Shares pledged to the Company. The proceeds from such sales will be used by the Company for working capital purposes.

                            SELLING STOCKHOLDERS

          The following table sets forth the beneficial ownership for the Selling Stockholders as of August 7, 1998:

Name of          Title       No. of      No. of      No. of      Percentage
Selling                      Syncor      Shares      Syncor      of Syncor
Stockholder                  Shares      Purchased   Shares      Shares
                             Owned       from        Owned       Owned After
                             Prior       Syncor      After       Offering (2)
                             to                      Offering
                             Offering
                             (1)
Robert Funari   President,    194,161     120,000    314,161              2.8%
                Chief
                Executive
                Officer and
                Director

Monty Fu        Chairman of   727,923     125,000    852,923              7.7%
                the Board
                and Director

Brad Nutter     Executive      12,500      20,000     32,500                 *
                Vice President
                and Chief
                Operating
                Officer

Haig Bagerdjian Executive      60,810     100,000    160,810              1.5%
                Vice President,
                Chief Legal
                Officer and
                Secretary

Michael Mikity  Senior Vice    58,910      20,000     78,910                 *
                President,
                Chief Financial
                Officer and
                Treasurer

Sheila Coop     Corporate Vice 50,417      15,000     65,417                 *
                President,
                Human Resources

Charles Smith   Corporate Vice  56,258     20,000      76,258                *
                President,
                Business
                Development

Jack Coffey     Corporate Vice  57,562     38,000      95,562                *
                President,
                Quality and
                Regulatory

Michael Fenerin Vice President, 13,147      1,000      14,147                *
                Marketing

Roy Martarella  Vice President, 19,913      1,000      20,913                *
                Information
                Technology

Charles Joseph  Vice President, 34,152      1,000      35,152                *
Zipp            Operations

James Stone     Executive       17,432      1,000      18,432                *
                Director,
                Business
                Logistics

Marc Mullen     Vice President,  5,759      2,000       7,759                *
                Corporate
                Accounts

Peter Allen     Vice President,      0      2,500       2,500                *
                Sales

Steven Gerber   Director        36,650     15,000      51,650                *

George Oki      Director        19,800     15,000      34,800                *

Arnold Spangler Director        27,450     15,000      42,450                *

Henry Wagner    Director        42,850      2,000      44,850                *

Gail Wilensky   Director        26,983      7,500      34,483                *

          (1) The number of shares listed for each Selling Stockholder above includes shares owned directly or indirectly by the Selling Stockholder, shares held pursuant to the Company's Employees' Savings and Stock Ownership Plan (the "ESSOP"), and options to purchase the Company's shares that are exercisable as of August 7, 1998 or within sixty days thereafter. The number of option shares included above for each Selling Stockholder is as follows: Mr. Funari, 170,500; Mr. Fu, 46,400; Mr. Nutter, 12,500; Mr. Bagerdjian, 53,984; Mr. Mikity, 49,750;
Ms. Coop, 48,375; Mr. Smith, 50,310; Mr. Coffey, 49,200; Mr. Fenerin, 11,250;
Mr. Martarella, 16,989; Mr. Zipp, 29,015; Mr. Stone, 11,250; Mr. Mullen, 3,068;
Mr. Allen, 0; Mr. Gerber, 33,400; Mr. Oki, 14,550; Mr. Spangler, 20,200; Mr. Wagner, 41,600; Ms. Wilensky, 25,733.

          (2)     An asterisk indicates ownership of less than one percent.
The percentages are based on 11,007,149 outstanding shares of Common Stock as of August 11, 1998, plus, as to each individual, the number of option shares held by such individual.

                              PLAN OF DISTRIBUTION

          The Company has been advised by the Selling Stockholders that, subject to the terms and conditions of the Plan, each Selling Stockholder expects to offer his or her Shares to or through brokers and dealers and underwriters to be selected by the Selling Stockholders from time to time.
In addition, the Shares may be offered for sale through the NASDAQ Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices.
Each Selling Stockholder may also transfer Shares owned by him or her in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such Selling Stockholder under this Prospectus. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. Finally, each Selling Stockholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the 1933 Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

                                     LEGAL MATTERS

          The validity of the Shares offered hereby will be passed upon for the Company by Haig S. Bagerdjian, the Company's Executive Vice President, Chief Legal Officer, and Secretary. Mr. Bagerdjian purchased 100,000 shares under the Plan. In addition to those 100,000 shares included in this registration statement, as of August 7, 1998, Mr. Bagerdjian owned 6,826 shares of the Company's Common Stock (excluding the shares offered hereby), and 53,984 shares that are not outstanding but which he has a right to acquire pursuant to options that are exercisable as of August 7, 1998 or within 60 days thereafter.

                                       EXPERTS

          The consolidated financial statements and schedule of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                       PART II

Item 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated in this registration statement by reference:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997.

     2. The Company's Proxy Statement for the Annual Meeting of the Stockholders on June 16, 1998.

     3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     4. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

     5. The description of the Company's common stock as set forth in the Registration Statement filed for such stock under Section 12 of the
            Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.     DESCRIPTION OF SECURITIES

            Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

            The validity of the securities offered hereby will be passed upon for the Company by Haig S. Bagerdjian, the Company's Executive Vice President, Chief Legal Officer and Secretary. Mr. Bagerdjian purchased 100,000 shares under the Plan. In addition to those 100,000 shares included in this registration statement, as of August 7, 1998, Mr. Bagerdjian owned 6,826 shares of the Company's common stock, and 53,984 shares that are not are outstanding but which he has a right to acquire pursuant to options that are exercisable as of August 7, 1998 or within 60 days thereafter.

Item 6.    INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to an employee benefit plan. The Company, however, shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of Delaware's General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

Item 8.     EXHIBITS

     4.1    Stock Certificate of Common Stock of the Company filed as Exhibit
            4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

     4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference

     4.3 1998 Senior Management Stock Purchase Plan, effective as of June 16, 1998, filed as Exhibit 10.1 to the form 10-Q for the quarter ending
           June 30, 1998 and incorporated herein by reference
     5     Opinion re Legality

     23    Consent of KPMG Peat Marwick LLP

     24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement.

Item 9.    UNDERTAKINGS

     (a)   The Company hereby undertakes:

            (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills and State of California on August 24, 1998.

                                              SYNCOR INTERNATIONAL CORPORATION



                                              By /s/ Haig S. Bagerdjian
                                                     Haig S. Bagerdjian
                                                     Executive Vice President,
                                                     Chief Legal Officer and
                                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                             Date

/s/ Monty Fu                Chairman of the Board             August 24, 1998
    Monty Fu                and Director

/s/ Robert G. Funari        President, Chief Executive        August 24, 1998
    Robert G. Funari        Officer (Principal Executive
                            Officer) and Director

/s/ Paul B. Nutter          Executive Vice President,         August 24, 1998
    Paul B. Nutter          Chief Operating Officer

/s/ Haig S. Bagerdjian      Executive Vice President,         August 24, 1998
    Haig S. Bagerdjian      Chief Legal Officer and
                            Secretary

/s/ Michael E. Mikity       Senior Vice President, Chief      August 24, 1998
    Michael E. Mikity       Financial Officer and Treasurer
                            (Principal Financial-Accounting
                            Officer)

/s/ George S. Oki           Director                          August 24, 1998
    George S. Oki

/s/ Arnold E. Spangler      Director                          August 24, 1998
    Arnold E. Spangler

/s/ Steven B. Gerber        Director                          August 24, 1998
    Steven B. Gerber, M.D.

/s/ Henry N. Wagner         Director                          August 24, 1998
    Henry N. Wagner, Jr. M.D.

/s/ Gail R. Wilensky        Director                          August 24, 1998
    Gail R. Wilensky, Ph.D.


                           INDEX OF EXHIBITS

                 Exhibit No.                                          Page No.

                4.1     Stock Certificate of Common Stock of
                        the Company filed as Exhibit 4.1 to the
                        August 26, 1986 Form 10-K and incorporated herein by reference

                4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock
                        Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference.

                4.3 1998 Senior Management Stock Purchase Plan, effective as of June 16, 1998 filed as
                        Exhibit 10.1 to the Form 10-Q for the
                        quarter ending June 30, 1998, and
                        incorporated herein by reference

                5       Opinion re Legality                                E-2

                23      Consent of KPMG Peat Marwick LLP                   E-3

                24      Power of Attorney (contained in section             10
                        prior to the Signature Page filed with this
                        registration statement)



                                  EXHIBIT 5
                        SYNCOR INTERNATIONAL CORPORATION

August 24, 1998

Syncor International Corporation
6464 Canoga Avenue
Woodland Hills, CA 91367-2407

Re:     Syncor International Corporation
        Registration Statement on Form S-8

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 1,000,000 shares of Common Stock, $0.05 par value (the "Common Stock"), of the Corporation purchased or available for purchase under the Corporation's 1998 Senior Management Stock Purchase Plan, effective as of June 16, 1998.

As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

This opinion is furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration Statement.

Very truly yours,


/s/ Haig S. Bagerdjian
Haig S. Bagerdjian
Executive Vice President, Chief Legal Officer and Secretary





                                  EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Syncor International Corporation


We consent to the use of our report dated February 25, 1998 incorporated herein by reference in the Registration Statement on Form S-8 of Syncor International Corporation, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus.

                                               /s/ KPMG Peat Marwick LLP




Los Angeles, California
August 19, 1998